Exhibit 10.1

PROMISSORY NOTE

USD $50,000.00

Date: March 31, 2026

FOR VALUE RECEIVED, the undersigned, Awaysis Capital Inc. (“Borrower”), hereby promises to pay to the order of Narendra Kini (“Lender”), the principal sum of Fifty Thousand Dollars (USD $50,000.00).

1. Payment Terms

The entire principal balance shall be due and payable in full on or before May 15, 2026.

2. Interest

This Note shall bear 8% interest on the principal.

3. Prepayment

Borrower may prepay this Note in full at any time prior to May 15, 2026 without penalty.

4. Governing Law

This Note shall be governed by and construed in accordance with the laws of Florida.

5. Entire Agreement

This Note constitutes the entire agreement between the parties concerning the subject matter hereof and may only be amended in writing signed by both parties.

BORROWER:

AWAYSIS CAPITAL INC.

/s/ Andrew Trumbach
Andrew Trumbach, Co-CEO & CFO

LENDER:

/s/ Narendra Kini
Narendra Kini

Date: March 31, 2026